UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2019

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

55 Broadway, 19th Floor, New York, NY 10006

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Definitive Material Agreement

Effective on March 5, 2019, Ideanomics, Inc. (the “Company”) entereted into an Acquisition Agreement (“Agreement #1”) with Tree Motion Sdn. Bhd., a Malaysian company (“Tree Motion”), pursuant to which the Company will acquire 51% of Tree Motion in exchange for 25,500,000 shares of the Company’s common stock at $2.00 per share. In addition, the Company entered into an Acquisition Agreement (“Agreement #2”) to acquire 11.22% of Tree Motion’s parent company, Tree Manufacturing Sdn. Bhd. (the “Parent Company”) for 12,190,000 shares of the Company’s common stock and cash consideration and/or loan of $620,000. The transactions are conditioned upon the Company’s completion of its due diligence and customary closing conditions. The Company has 90 days to complete its due diligence with respect to the transactions.

The foregoing description of Agreement #1 and Agreement #2 is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which will be filed as an exhibit to a Form 10-Q of the Company, as required.

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 5, 2019, the Board of Directors (the “Board”) of Ideanomics, Inc. (Nasdaq: IDEX) (“Ideanomics” or the “Company”) appointed Bruno Wu to the Board as Executive Chairman. Mr. Wu had resigned from his role as Co-Chief Executive Officer (“CEO”) and Chairman of the Board on November 12, 2019. Dr. Bruno Wu resigned from his role as Co-CEO and Chairman of the Board in order to lead the National Committee for China-U.S. Relations (the “Committee”), which was a new committee developed to improve relations between China and the U.S. Mr. Wu’s service on the Committee has ended and he can now rejoin the Company’s Board.

Dr. Bruno Wu is an experienced investor, technology and media entrepreneur, and philanthropist. Dr. Wu has been actively involved with blockchain enabled and big data technologies since October 2011. After four years of investment and research, in 2015, Dr. Wu and Beijing Sun Seven Stars Culture Development Limited (“SSS”), an affiliate of Dr. Wu and a significant shareholder in our Company, proceeded to execute the strategy of becoming a leader in fintech and asset digitization services by aggregating AI, blockchain and other big data and cloud-based technologies, carefully sourced and selected on a global basis through joint ventures and partnerships. These partnerships focus on customizing and enabling actual business use case applications. Dr. Wu actively participated in the build out of a leading big data hub in Guiyang, China, particularly by endorsing the integration of AI and blockchain. Dr. Wu has committed to transforming our Company into a fintech and asset digitization services flagship, with multiple use case technology engines to be rolled out.

There is no arrangement between Mr. Wu and any person pursuant to which Mr. Wu was selected as a director. Mr. Wu has been involved previously in related party transactions since January 2018 with the Company during his prior service as Chief Executive Officer and Chairman and such transactions have been previously disclosed as follows publicly in footnote 12 of the Company’s Form 10-Q filed on November 14, 2018:

(i) On September 4, 2018, the Company have completed the acquisition of 65.65% share of Grapevine Logic, Inc., a Delaware corporation (“GLI”). Fomalhaut Limited, a British Virgin Islands company and an affiliate of Bruno Wu, the Chairman and Co-CEO of the Company (“Fomalhaut”), was an equity holder of 34.35% in GLI (the “Fomalhaut Interest”) prior to the merger and remains so following the merger. Fomalhaut will not receive any part of the Purchase Price. Fomalhaut entered into a Stock Option Agreement, effective as of August 31, 2018 (the “Option Agreement”), with the Company pursuant to which the Company provided Fomalhaut with the option to sell the Fomalhaut Interest to the Company. The aggregate sale price for the Fomalhaut Interest is the fair market value of the Fomalhaut Interest as of the close of business on the date preceding the date upon which the right to sell the Fomalhaut Interest to the Company is exercised by Fomalhaut. If the option is exercised, the sale price for the Fomalhaut Interest is payable in a combination of 1/3 cash and 2/3 Company shares of common stock at the then market value. The exercise period for the Option Agreement terminates on August 31, 2021.

(ii) On June 21, 2018, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with Sun Seven Stars Investment Group Limited, a British Virgin Islands corporation (“SSSIG”), an affiliate of Bruno Wu, the Company’s Chairman and Chief Executive Officer, pursuant to which SSSIG purchased $3 million of Common Stock at the then market price.

(iii) On September 7, 2018, the Company entered into an Intellectual Property and Purchase and Assumption Agreement (the “SSIL Agreement”) with Sun Seven Star International Limited, a Hong Kong company (“SSIL”) and an affiliate of Mr. Bruno Wu, the Company’s Chairman and Co- CEO, pursuant to which SSIL sold the assets of FinTalk to the Company in exchange for $1.0 million promissory note (the “Note”) and shares of the Company’s common stock with a fair market value of $6.0 million. The Company paid the $1.0 million promissory note in October 2018.

(iv) On September 7, 2018, the Company entered into a Share Purchase Agreement with SSSIG, an affiliate of Bruno Wu, the then Chairman and Co-CEO of the Company, pursuant to which the Company agreed to purchase from Sun and other persons for whom Sun acted as seller-representative:

•	an aggregate of 8,583,034 shares of common stock of Liberty Biopharma, an entity listed on the TSX venture exchange (“Liberty”), at fair market value, in consideration for Company common stock of equivalent value; and

•	an aggregate of 3,240,433 additional shares of Liberty, subject to the sellers receiving those shares from Liberty as award of performance shares if and when certain performance and vesting conditions set out in an agreement among Sun, Liberty and the sellers are achieved, in consideration for Company common stock of equivalent value. These Liberty shares represent 50% of performance based Liberty shares to which the sellers are entitled. In the event the performance criteria are not met, the Liberty performance shares will not be issued to the sellers and thus the purchase of these performance shares by the Company will not close.

The Company shares to be issued to the sellers in consideration for the Liberty shares are valued at fair market value on the date of each closing. As of today the Company has not received any shares from Liberty, nor has the Company issued any shares to the sellers.

In addition, on September 28, 2018, the Company signed a Subscription Agreement with Liberty to purchase 1,173,333 common shares for $2.0 million, which was completed in 2018.

(v) In 2018, the Company entered into a subscription agreement and amended agreements with SSSIG to purchase $1.1 million of Common Stock at the then market price. The Company has received $1.1 million in total as of December 31, 2018. The Company expects to issue 572,917 shares of common stock in 2019.

(vi) The Company entered into a convertible note agreement with SSSIG for an amount of up to $2,500,000. The convertible note bears interest at 4%, matures on February 8, 2020, and is convertible into the shares of the Company’s common stock at a conversion price of $1.83 per share anytime at the option of SSSIG. In December 2018, SSSIG had advanced approximately $1,000,000 towards the convertible note, and the remaining amount is expected to be received in 2019.

Item 8.01.	Other Events.

On March 5, 2019, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1       Press Release dated March 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: March 11, 2019	By:	/s/ Alfred Poor
Alfred Poor
Chief Executive Officer